Exhibit 5.1

February 16, 2021

U.S. Gold Corp.

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to U.S. Gold Corp., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) for the registration of up to an aggregate of $50,000,000 of (a) shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), (b) shares of the Company’s preferred stock, $0.001 par value per share, which may be issued in one or more series (“Preferred Stock”), (c) warrants for the purchase of Common Stock or Preferred Stock (“Warrants”), and (d) units consisting of Common Stock, Preferred Stock, and/or Warrants (“Units” and, together with the Common Stock, the Preferred Stock, and Warrants, the “Securities”).

In connection therewith, we have examined, and relied upon the accuracy of factual matters contained in, as applicable : (a) the Articles of Incorporation of the Company filed with the Nevada Secretary of State on December 30, 2015, as amended (the “Articles”); (b) the Amended and Restated Bylaws of the Company, dated as of December 30, 2015, and amended as of February 19, 2016; (c) the resolutions adopted by the Company’s board of directors (the “Board of Directors”) authorizing the issuance of the Securities and the filing of the Registration Statement, amongst other items (the “Directors’ Resolutions”); and (d) the Registration Statement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

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In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

The opinion expressed below is based on the assumption that the Registration Statement, and any amendments or supplements thereto (including any post-effective amendments) have been filed by the Company with the Commission and will be effective at the time that any of the Securities are issued, and that persons acquiring the Securities will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities. We further assume that the Securities will continue to be duly and validly authorized on the dates that the Securities are issued, and, upon the issuance of any of the Securities, the total number of shares of Common Stock of the Company issued and outstanding, and the total number of shares of Preferred Stock of the Company issued and outstanding, after giving effect to such issuance of such securities, including the purchase of any shares of Common Stock or Preferred Stock pursuant to any warrants, and the exchange, exercise or conversion of any Preferred Stock into Common Stock, will not exceed either the total number of shares of Common Stock or the total number of shares of Preferred Stock that the Company is then authorized to issue under its Articles, as amended as of the date of such issuance.

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that:

1. With respect to any offering of Common Stock by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when, as and if (a) the Board of Directors or any duly appointed pricing committee has taken all necessary corporate action to fix and determine the terms of the Offered Common Stock and authorize their issuance and sale in accordance with the Articles, including the reservation of a sufficient number of shares of Common Stock; (b) certificates representing the shares of the Offered Common Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (c) the Company receives consideration per share of the Offered Common Stock in such amount as may be determined by the Board of Directors or any duly appointed pricing committee (including any Offered Common Stock duly issued upon exchange, exercise or conversion of any Offered Warrants (as defined below) that are exchangeable, exercisable or convertible into Offered Common Stock), the issuance and sale of the shares of Offered Common Stock will have been duly authorized, validly issued, fully paid and non-assessable.

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2. With respect to any offering of Preferred Stock by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when, as and if (a) the Board of Directors or any duly appointed pricing committee has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock and authorize their issuance and sale in accordance with the Articles, including the reservation of a sufficient number of shares of Preferred Stock; (b) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Offered Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (c) the Company receives consideration per share of the Offered Preferred Stock in such amount as may be determined by the Board of Directors or any duly appointed pricing committee (including any Offered Preferred Stock duly issued upon exchange, exercise or conversion of any Offered Warrants (as defined below) that are exchangeable, exercisable or convertible into Offered Preferred Stock), the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized, validly issued, fully paid and non-assessable.

3. With respect to any offering of Warrants by the Company pursuant to the Registration Statement (the “Offered Warrants”), when, as and if (a) specifically authorized for issuance by the Board of Directors or any duly appointed pricing committee, including the reservation of a sufficient number of shares of Common Stock issuable upon exchange, exercise or conversion of any such Offered Warrants; (b) the terms of the Offered Warrants, any warrant agreement, and the Offered Warrants have been duly authorized, executed, and delivered by the parties thereto and/or their authorized officers; (c) the terms of the Offered Warrants and their issuance and sale have been duly established in conformity with any such warrant agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement and restriction imposed by any court or governmental body having jurisdiction over the Company; (d) the Offered Warrants have been duly executed and countersigned in accordance with any such warrant agreement or held in global form, and issued and sold as contemplated by the Registration Statement; and (e) the Company has received consideration for the Offered Warrants provided for in the resolutions of the Board of Directors or any duly appointed pricing committee, then such Offered Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to any offering of Units by the Company pursuant to the Registration Statement (the “Offered Units”), when, as and if (a) specifically authorized for issuance by the Board of Directors or any duly appointed pricing committee, including the reservation of a sufficient number of shares of Common Stock or Preferred Stock comprising the Offered Units; (b) any unit agreement relating to the Offered Units have been duly authorized, executed, and delivered by authorized officers of the Company; (c) the terms of the Offered Units and their issuance and sale have been duly established in conformity with any such unit agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement and restriction imposed by any court or governmental body having jurisdiction over the Company; (d) the Offered Units have been duly executed and countersigned in accordance with any such unit agreement and issued and sold as contemplated by the Registration Statement; and (e) the Company has received consideration for the Offered Units provided for in the resolutions of the Board of Directors or any duly appointed pricing committee, then such Offered Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors’ rights and remedies generally; general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP